EXHIBIT 10.2

COMPENSATION CAP AGREEMENT

This Compensation Cap Agreement (this "Agreement") is entered into as of May 19, 2003 between Gordon M. Bethune ("Executive") and Continental Airlines, Inc., a Delaware corporation ("Company").

Recitals

Company and Executive are parties to that certain Employment Agreement, dated as of July 25, 2000, as amended by letter agreement dated as of September 26, 2001 and by letter agreement dated as of April 9, 2002 (as so amended, the "Employment Agreement"); and

Company has applied for the funds provided for in Title IV, Public Law No. 108-11 (the "Act") under the second proviso thereof;

Executive is one of the two most highly compensated named executive officers (as such term is defined in the Act) of Company;

One of the conditions of Company being eligible for such funds is that Company must execute a contract with the Secretary of Homeland Security agreeing to limit the compensation of Executive in the manner and during the period specified in the Act, and the Act further provides that if Company violates such contract, it must pay to the Secretary of the Treasury the amount of such funds remitted to Company under the second proviso of Title IV of the Act;

The Secretary of Homeland Security has delegated responsibility for such contract to the Administrator of the Transportation Security Administration, and Company has entered into such contract, dated as of May 7, 2003, with the United States of America, acting through the Transportation Security Administration (the "Limitation Agreement");

Company has provided Executive with a copy of the Limitation Agreement; and

In connection therewith, Company desires to enter into this Agreement with Executive, and Executive has consented to entering into this Agreement, in order to facilitate receipt and retention by Company of such funds, to the benefit of Company and Executive.

NOW THEREFORE, in consideration of the foregoing, Company and Executive agree as follows:

  Executive agrees that Company (including all of its holding companies, subsidiaries and affiliated entities) shall not provide to him Total Cash Compensation (as such term is defined in the Limitation Agreement) during the 12-month period beginning April 1, 2003 (the "Restricted Period") in an amount equal to more than the annual Salary (as such term is defined in the Limitation Agreement) paid to Executive with respect to Company's fiscal year 2002. Such annual Salary is $1,042,500.

2. In order to assure compliance by Company with the Limitation Agreement, Executive agrees that Company may reduce Executive's annual Salary (and any payment thereof) during the Restricted Period as follows: (i) initially, beginning with the semi-monthly pay period ending May 31, Executive's annual Salary shall be reduced by $11,250 per semi-monthly pay period, and (ii) thereafter, Executive's annual Salary may be reduced by such additional amount (but not to exceed, in the aggregate, the remaining amount of Executive's annual Salary) as Company and Executive reasonably agree as necessary to assure compliance by Company with the Limitation Agreement. Upon the conclusion of the Restricted Period and the audit and examination of Company's books, accounts, documents, papers and records by the Comptroller General or its duly authorized representatives, as provided by the Limitation Agreement and the Act (and in any event no later than April 1, 2005), to the extent that Company has reduced Executive's annual Salary by an amount in excess of that necessary to have permitted Company to comply with its Limitation Agreement, the amount of such excess shall be promptly paid to Executive.

3. Executive agrees that any amount of Total Cash Compensation (as such term is defined in the Limitation Agreement) provided by Company (including all of its holding companies, subsidiaries and affiliated entities) to Executive during the Restricted Period shall be held by Executive in trust for the benefit of Company until Company and Executive reasonably agree that the provision thereof shall not cause Company to violate its Limitation Agreement, and if Company and Executive reasonably agree that the provision thereof would cause Company to violate its Limitation Agreement, Executive shall promptly return to Company such amount of such Total Cash Compensation as Company and Executive reasonably agree shall be necessary to prevent Company from violating the Limitation Agreement; it being the intent of the parties hereto that Executive shall not be provided Total Cash Compensation (as such term is defined in the Limitation Agreement) at any time during the Restricted Period that would cause Company to violate the Limitation Agreement. In no event shall Executive's obligations under this paragraph 3 extend beyond April 1, 2005.

4. Executive agrees that the vesting of such number of PARs as otherwise would vest during the Restricted Period shall be suspended, and such number of PARs shall instead vest on April 2, 2004. Executive further agrees not to redeem or otherwise dispose of vested PARs, in each case during the Restricted Period. Executive further agrees that Executive's restricted stock that is scheduled to vest on July 25, 2003 shall not vest, and that the vesting thereof shall be suspended, and that the number of shares that would have so vested shall instead vest on April 2, 2004.

5. Executive agrees to surrender without value his performance awards with respect to Company's Executive Bonus Performance Award Program and Company's special bonus program for key management, each with respect to 2003, and his performance award with respect to the performance period ending December 31, 2003 under Company's Long-Term Incentive Performance Award Program (and, if reasonably determined by Company and Executive to be necessary to permit Company to comply with the Limitation Agreement, all of Executive's other performance awards currently outstanding under Company's Long-Term Incentive Performance Award Program), and agrees that Executive shall receive no awards under any such programs or under Company's Officer Retention and Incentive Award Program during the Restricted Period.

6. Executive agrees that Company may take (and upon request of Company, Executive shall take) such other action with respect to his Total Cash Compensation (as such term is defined in the Limitation Agreement) provided to him by Company during the Restricted Period (including restricting, suspending or eliminating perquisites or other financial benefits), as Company and Executive reasonably agree to be necessary in order to permit Company to comply with its Limitation Agreement.

7. Notwithstanding the foregoing and notwithstanding anything to the contrary in this Agreement, Executive expressly does not waive any rights he has upon a termination of employment (whether by Company or by Executive) for any reason (including, without limitation, his right to receive his Existing Severance (as such term is defined in Executive's Employment Agreement) upon any termination of his employment with Company), or upon his retirement, or upon a Change in Control of Company (as defined in Company's Incentive Plan 2000, as amended), which rights arise under his Employment Agreement or any other agreement governing Executive's compensation or other benefits or otherwise, and Company expressly agrees that such rights shall not be affected by this Agreement, even if the enforcement of such rights by Executive would cause Company to violate the Limitation Agreement.

8. Executive agrees that no action taken by Company in compliance with this Agreement shall give rise to a breach of Executive's Employment Agreement or any other agreement governing Executive's compensation or other benefits, and that such Employment Agreement and each other such agreement shall be deemed amended by this Agreement, and Company agrees that such Employment Agreement and each other such agreement, as amended hereby, shall remain in full force and effect in accordance with their respective terms and are hereby expressly ratified and confirmed.

9. The parties agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any other prior agreement, written or oral, between the parties with respect thereto. This Agreement is governed by the laws of the State of Texas, may not be amended or waived except in a writing signed by both parties hereto, and shall be binding on the parties' respective successors, assigns, heirs, executors or administrators.

IN WITNESS WHEREOF, the parties, thereunto duly authorized, have executed this Agreement as of the date first above mentioned.

CONTINENTAL AIRLINES, INC.

By:__________________________

Jeffery A. Smisek

Executive Vice President

EXECUTIVE

______________________________

Gordon M. Bethune